1 WSFS Financial Corporation 2Q 2022 Earnings Release Supplement July 2022 Exhibit 99.2

2 Forward Looking Statements & Non-GAAP Forward Looking Statements: This presentation contains estimates, predictions, opinions, projections and other "forward-looking statements" as that phrase is defined in the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, references to the Company's predictions or expectations of future business or financial performance as well as its goals and objectives for future operations, financial and business trends, business prospects, and management's outlook or expectations for earnings, revenues, expenses, capital levels, liquidity levels, asset quality or other future financial or business performance, strategies or expectations. The words “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project” and similar expressions, among others, generally identify forward-looking statements. Such forward-looking statements are based on various assumptions (some of which may be beyond the Company's control) and are subject to significant risks and uncertainties (which change over time) and other factors, including ability to successfully integrate and fully realize the cost savings and other benefits of our recent acquisition of Bryn Mawr Bank Corporation (“BMT”) and the uncertain effects of the COVID-19 pandemic and actions taken in response thereto on our business, results of operations, capital and liquidity, which could cause actual results to differ materially from those currently anticipated. Such risks and uncertainties are discussed in detail in the Company's Form 10-K for the year ended December 31, 2021, Form 10-Q for the quarter ended March 31, 2022, and other documents filed by the Company with the Securities and Exchange Commission from time to time. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date on which they are made, and the Company disclaims any duty to revise or update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company for any reason, except as specifically required by law. As used in this presentation, the terms "WSFS", "the Company", "registrant", "we", "us", and "our" mean WSFS Financial Corporation and its subsidiaries, on a consolidated basis, unless the context indicates otherwise. Non-GAAP Financial Measures: This presentation contains financial measures determined by methods other than in accordance with accounting principles generally accepted in the United States (“GAAP”). These non-GAAP measures include core earnings per share (“EPS”), core EPS excluding initial BMT ACL provision, core net income, core return on equity (“ROE”), core efficiency ratio, pre-provision net revenue (“PPNR”), core PPNR, PPNR to average assets ratio, core PPNR to average assets ratio, core return on assets (“ROA”), core ROA excluding initial BMT ACL provision, core net interest income, core net interest margin (“NIM”), return on tangible common equity (“ROTCE”), tangible book value (“TBV”) per share, TBV Dilution, core ROTCE, core fee revenue and core fee revenue as a percentage of total core net revenue. The Company’s management believes that these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results of operations with prior periods and show the effects of significant gains and charges in the periods presented. The Company’s management believes that investors may use these non-GAAP measures to analyze the Company’s financial performance without the impact of unusual items or events that may obscure trends in the Company’s underlying performance. This non-GAAP data should be considered in addition to results prepared in accordance with GAAP, and is not a substitute for, or superior to, GAAP results. For a reconciliation of these non-GAAP measures to their comparable GAAP measures, see the Appendix. Trade names, trademarks and service marks of other companies appearing in this presentation are the property of their respective holders.

2Q 2022 Financial Highlights

	2Q 2022	
$ in millions (except per share amounts)	Reported	Core[1]
EPS	$0.94	$1.02
ROA	1.17%	1.27%
Net Income[2]	$60.7	$65.4
PPNR[1]	$91.6	$95.9
PPNR %[1]	1.77%	1.86%
ROE	10.13%	10.91%
ROTCE[1]	18.61%	19.98%
NIM	3.40%	3.40%
Fee Revenue	$72.0	$66.0
Fee Revenue %[3]	31.9%	30.0%
Efficiency Ratio	59.3%	56.2%
ACL Ratio	1.13%	1.13%
Bank CET1	13.60%	13.60%

2Q 2022 Core PPNR[1] of $95.9 million, or 1.86% of assets, highlights strong and diversified performance and momentum including 30% core fee revenue percentage

2Q 2022 Highlights:

- Core ROA was 1.27%, up from 1.17% in 1Q 2022 which excluded the initial BMT ACL provision[1]
- Core fee revenue[1] of $66.0 million and core fee revenue percentage[1] of 30.0%
- Net credit costs were $8.0 million reflecting a $5.6 million ACL increase due to loan growth, partially offset by releases related to KCMI sale and acquired residential mortgage portfolio
- Core efficiency ratio[1] of 56.2% excluding one-time corporate development and restructuring cost of $10.3 million
  - Consistent with original expectations, corporate development and restructuring cost had an EPS impact of $0.15 and ROA impact of 18 bps
- Repurchased 1,185,602 shares of common stock for $48.3 million this quarter
- The Board of Directors approved a 15% increase in our quarterly common dividend to $0.15 per share and a new share repurchase authorization of 10% of outstanding shares; at June 30, 2022, 14% shares were available to be for repurchased

[1] These are non-GAAP financial measures and should be considered along with results prepared in accordance with GAAP, and not as a substitute for GAAP results. See Appendix for reconciliation to GAAP financial information.
[2] Excludes net income that is attributable to noncontrolling interest
[3] Tax-equivalent

3

4 WSFS and Bryn Mawr Trust Update 1Q 2022 – Announced Bryn Mawr Trust as the prominent brand within our Wealth Management segment 3/22/22 – Banking systems and branding integration completed April 2022 – KCMI Capital Inc. (KCMI) loan portfolio was sold at par value for $55.5 million (C&I and Commercial Mortgages) 6/30/22 – The BMT Insurance Advisors (BMTIA) business was sold to Patriot Growth Insurance Services, LLC 3Q 2022 – Two additional branches will be consolidated Late 2022 – Wealth and Trust organization integration expected to be completed Early 2023 – Four additional branches expected to be consolidated, consistent with original expectations Through 2023 – Wealth and Trust technology platform enhancements Integration Update • Achieved anticipated cost run- rate savings for 2022 related to the combination • 1H 2022 one-time corporate development and restructuring cost of $61.9 million and is expected to decline significantly in 2H 2022, consistent with original expectations Transaction Synergies

2022 Core Outlook - Update

WSFS Financial Corporation

Updated FY Core 2022 ROA range of 1.35% - 1.40%, up from original 1.05% - 1.15%;
4Q range of 1.60% - 1.70%, up from original 1.20% +/-

	2022 Original Core Outlook[1]	2022 Updated Core Outlook[1]
Loan Growth[2]	**Mid-to-high single digit growth;** excluding acquired residential mortgage portfolio	**Mid single digit growth;** excluding acquired residential mortgage portfolio
Deposit Growth[2]	**Flat deposit growth**	**Flat deposit growth**
Net Interest Margin	**Range of 3.15% - 3.20%;** assumes three 25bp interest rate increases	**Range of 3.60% - 3.65%;** assumes thirteen 25bp interest rate increases
Fee Revenue Growth[2]	**Mid single digit growth;** Fee revenue percentage in low-to-mid 30's	**Low single digit growth;** Fee revenue percentage in high 20's to low 30's
Provision Costs	**$15-$25 million;** excluding the LD1 impact of BMT acquisition	**$15-$25 million;** excluding the LD1 impact of BMT acquisition
Efficiency Ratio	**Low 60's;** 4Q efficiency ratio expected in the high 50's	**Mid 50's;** 4Q efficiency ratio expected in the low 50's
Tax Rate	Approximately 24%	Approximately 25%

[1] The Company is not able to reconcile the forward-looking non-GAAP estimates set forth above to their most directly comparable GAAP estimates without unreasonable efforts because it is unable to predict, forecast or determine the probable significance of the items impacting these estimates with a reasonable degree of accuracy

[2] Growth rates from pro forma 2021 combined WSFS and BMT

5

6 +43bps +96bps 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% 4.50% FY Outlook 4Q Outlook Original Updated 2022 Core Outlook - Update Net Interest Margin +43bps to 2022 NIM FY Outlook Return on Assets +28bps to 2022 ROA FY Outlook 4.20% to 4.25% +28bps +49bps 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% 1.20% 1.40% 1.60% 1.80% FY Outlook 4Q Outlook Original Updated 1.30% to 1.40% Pre-Provision Net Revenue % +40bps to 2022 PPNR % FY Outlook Thirteen 25bps interest rate increases lifts 2022 Core Outlook; Annualized impact of every 25bps increase is 7bps NIM, 6bps PPNR %, and 4bps ROA 3.60% to 3.65% +40bps +63bps 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% FY Outlook 4Q Outlook Original Updated 1.90% to 2.00% 2.35% to 2.45% 1.60% to 1.70%

2022-2024 Strategic Plan *as of March 31, 2022*

WSFS Financial Corporation

Delivering sustainable high-performance, defined as top-quintile Core ROA relative to our peer group, continues to be our primary financial strategic objective

Incremental opportunity of current rate environment as of June 30, 2022: 10-20bps in 4Q'24 ROA

Core Return on Average Assets[1]



1.80%
1.70%
1.60%
1.50%
1.40%
1.30%
1.20%
1.40%
0.20%
0.17%
0.01%
0.02%
0.03%
0.07%
(0.04%)
(0.05%)
(0.03%)
(0.08%)
1.70% +/-
0.17%
1.53%
4Q'22 ADJ
Rate Environment
Loan Growth
Fee Growth
Cost Inflation
ACL Provision
4Q'24
Baseline
Economic Impact on Performance

- Continued Core ROA expansion from interest rate environment, loan and fee growth
- Strategic Plan incorporates macroeconomic considerations for inflation and credit cycle
  - Loan growth impacted by timing and pace of excess liquidity runoff, GDP growth, and rate environment
  - Fee growth impacted by market volatility, mortgage rate environment, and overall health in the economy
  - Inflation impacts on Talent and third-party costs likely result in higher-than-normal cost growth, while still maintaining positive operating leverage
  - Ranges in ACL provision dependent on potential changes in credit risk including anticipated trends above the current historically low credit cost environment, resulting in a provision as a percent of total loans in the range of 40bps-50bps

[1] The Company is not able to reconcile the forward-looking non-GAAP estimates set forth above to their most directly comparable GAAP estimates without unreasonable efforts because it is unable to predict, forecast or determine the probable significance of the items impacting these estimates with a reasonable degree of accuracy

7

Loan and Deposit Growth

WSFS Financial Corporation

Diversified deposit base and strong loan-to-deposit ratio of 66% positioned well for organic loan growth

Loans - 2Q 2022 vs 1Q 2022

($ in millions)	Jun 2022	Mar 2022	2Q22 $ Growth	% Growth	Annualized % Growth
C & I Loans	$4,444	$4,384	$60	1%	5%
Commercial Mortgages	$3,322	$3,361	($39)	(1%)	(5%)
Construction Loans	$934	$924	$10	1%	4%
Commercial Leases	$513	$491	$22	4%	18%
Total Commercial Loans	**$9,213**	**$9,160**	**$53**	**1%**	**2%**
Residential Mortgage (HFS/HFI)	$808	$862	($54)	(6%)	(25%)
Consumer Loans	$1,522	$1,382	$140	10%	41%
Total Gross Loans	**$11,543**	**$11,404**	**$139**	**1%**	**5%**
Acquired HFI Resi Mortgage	$618	$654	*($36)*	*(6%)*	*(22%)*
Gross Loans ex Acquired HFI Resi Portfolio	**$10,925**	**$10,750**	**$175**	**2%**	**7%**

- Total gross loan growth excluding KCMI sale and acquired residential mortgage portfolio is 8% annualized
- Commercial loan growth of $109 million, or 5% annualized, excluding KCMI sale
  - Growth driven by Commercial Leases and C&I loans
- Strong Consumer loan growth of $140 million, or 41% annualized, driven by Upstart and SpringEQ partnership products

Deposits - 2Q 2022 vs 1Q 2022

($ in millions)	Jun 2022	Mar 2022	2Q22 $ Growth	% Growth	Annualized % Growth
Noninterest Demand	$6,552	$6,639	($87)	(1%)	(5%)
Interest Demand Deposits	$3,396	$3,292	$104	3%	13%
Savings	$2,313	$2,279	$34	1%	6%
Money Market	$3,882	$4,179	($297)	(7%)	(29%)
Total Core Deposits	**$16,143**	**$16,389**	**($246)**	**(2%)**	**(6%)**
Customer Time Deposits	$1,104	$1,156	($52)	(5%)	(18%)
Total Customer Deposits	**$17,247**	**$17,545**	**($298)**	**(2%)**	**(7%)**

- Customer deposit decline of $298 million, or 7% annualized, primarily due to decline in trust deposits and balance sheet strategy to sweep deposits
- 56% of Customer deposits are in Wealth and Trust, Commercial, and Small Business portfolios

2Q 2022
Customer Deposits By LOB



Small Business
19%
Other
1%
Commercial
24%
Wealth and
Trust
13%
Consumer
43%

8

9 Excess Liquidity Impact and Management Commercial Portfolio: Net New Loan Fundings ($mm)1 Investment Portfolio Highlights • Optimizing excess liquidity and shifting cash to securities • $1.1 billion of AFS MBS shifted to HTM to limit the capital impact from the rising interest rate environment • Total securities (cost) as a percentage of assets of 29.6% • 13 percentage points above pre-excess liquidity environment 1 Includes new loans, existing new funding, paydowns, payoffs, and prior Commercial runoff portfolios. Excludes reclasses, HFS, purchase accounting mark/unearned changes, PPP loans, KCMI sale, or Commercial leases 2 Agency Notes & MBS assumes Cash and Investment Portfolio is 18% of Total Assets 3 HTM investments consists of two portfolios; municipals, which are held at book value, and MBS, which were transferred from AFS and are held at market value Commercial Portfolio Highlights • Net new Commercial loan fundings of $685 million driven by continued growth in pipeline • Post-BMT conversion synergies building momentum • Commercial line utilization of 39.2%; representing a 2-year high $1,945 $1,945 $1,945 $3,200 $2,320 $1,064$1,403 $2,313 $3,305 $2,704 $2,696 $3,462 $4,335 $5,296 $5,581 $5,560 $0 $1,000 $2,000 $3,000 $4,000 $5,000 $6,000 2Q 2021 3Q 2021 4Q 2021 1Q 2022 2Q 2022 Investment Expansion ($mm)2 MBS & Agency Notes (Cost) HTM Investments MBS & Agency Notes Growth (Cost) Total Portfolio (Fair Value) $474 $426 $490 $503 $685 ($430) ($521) ($626) ($516) ($600) $(800) $(600) $(400) $(200) - $200 $400 $600 $800 2Q 2021 3Q 2021 4Q 2021 1Q 2022 2Q 2022 New Loans Fundings Paydown/Payoffs 3

10 0.11% 0.10% 0.09% 0.07% 0.08% 4.20% 4.16% 4.23% 4.13% 4.40% 3.5% 3.7% 3.9% 4.1% 4.3% 4.5% 0.0% 0.2% 0.3% 2Q 2021 3Q 2021 4Q 2021 1Q 2022 2Q 2022 Lo an Y ie ld (% ) Cu st om er D ep os it Co st (% ) Total Deposit Cost Total Loans Ex PPP/PAA Yield 2.99% 2.87% 2.91% 2.94% 3.29% 0.24% 0.18% 0.19% 0.07% 0.11% 2.00% 2.25% 2.50% 2.75% 3.00% 3.25% 3.50% 2Q 2021 3Q 2021 4Q 2021 1Q 2022 2Q 2022 NIM Ex PAA PAA Negative Excess Liquidity Impact on NIM3 Net Interest Margin Trends Well positioned for rising rate environment due to asset sensitive balance sheet and diversified low funding cost Average Deposit Cost and Loan Yield 1 Includes non-interest and interest-bearing; interest-bearing deposits include demand, money market, savings, and customer time deposits 2 Average total loans yield excludes PAA and PPP 3 Excess Liquidity includes Cash and Investment Portfolio in excess of 18% of assets 21 3.23% 3.05% 3.10% 0.50% 0.61% 0.60% 0.44% 0.36% 0.0% 0.1% 0.2% 0.3% 0.4% 0.5% 0.6% 0.7% 2Q 2021 3Q 2021 4Q 2021 1Q 2022 2Q 2022 3.01% 3.40%

11 $16 $16 $18 $32 $33 $12 $11 $13 $16 $19 $11 $11 $11 $10 $12 $4 $6 $5 $3 $2 $- $10 $20 $30 $40 $50 $60 $70 2Q 2021 3Q 2021 4Q 2021 1Q 2022 2Q 2022 Co re F ee R ev en ue ( $m m )2 Wealth Management Banking Cash Connect Mortgage 1 These are non-GAAP financial measures and should be considered along with results prepared in accordance with GAAP, and not as a substitute for GAAP results. See Appendix for reconciliation to GAAP financial information. 2 Excludes PPP 3 Banking includes deposit service charges, SBA loan sales, loan and lease fees, credit and debit revenue, capital markets, and other banking related fees • Well-diversified with over 25 discrete lines of business and products within our three main segments: Banking, Wealth Management, and Cash Connect® • Core fee revenue percentage of 30.0% provides earnings stability through interest rate and credit cycles, and economic environments • Core fee revenue totaled $66.0 million, including $32.7 million from Wealth Management • Core fee revenue increased $5.5 million, compared to 1Q 2022 Core Fee Revenue1 Trends Diversified business model drives core fee revenue strength 3 Core Fee Revenue %2 29.0% 29.3% 29.8% 30.4% 30.0%

12 $60 $70 $80 $90 $100 $110 $120 $130 $140 $150 3/31/2022 Economic Impact Run off Net Loan Growth 6/30/2022 0% 1% 2% 3% 4% 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q22 Forecast 2Q22 Forecast Coverage Ratio 1 Source: Oxford Economics as of June 2022 2 Hotel loan balances are included in the C&I and Construction segments ACL Overview ACL by Segment Full-Year GDP forecast of 2.6% in 2022 and 1.8% in 20231 Full-Year Unemployment forecast of 3.6% in 2022 and 20231 2Q 2022 ACL Commentary 1.19% 1.13% GDP Growth by Quarter Unemployment by Quarter • Coverage ratio of 1.13% and 1.42% including estimated remaining credit mark on acquired loan portfolios • Excluding the designation of $1.1 billion AFS MBS to HTM, coverage ratio would have been 1.23% • ACL increased $5.6 million in 2Q 2022 driven by: • Loan growth in our Consumer portfolio driven by our partnership with Upstart, offset by portfolio run-off and a slight decrease in the economic forecast model 2Q 2022 ACL ($mm)-2% -1% 0% 1% 2% 3% 4% 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q22 Forecast 2Q22 Forecast ($3) $136 $13 $142 ($4)

13 Non-GAAP Financial Information Appendix:

14 Non-GAAP Information This presentation contains financial measures determined by methods other than in accordance with accounting principles generally accepted in the United States (GAAP). This presentation may include the following non-GAAP measures: • Adjusted net income (non-GAAP) attributable to WSFS is a non-GAAP measure that adjusts net income determined in accordance with GAAP to exclude the impact of securities gains, realized/unrealized gains (losses) on equity investments, net, corporate development and restructuring expenses, and Contribution to WSFS CARES Foundation; • Core noninterest income, also called core fee revenue, is a non-GAAP measure that adjusts noninterest income as determined in accordance with GAAP to exclude the impact of securities gains and realized/unrealized gains on equity investments, net; • Core fee revenue percentage is a non-GAAP measure that divides (i) core fee revenue by (ii) core net revenue (tax-equivalent); • Core net interest income is a non-GAAP measure that adjusts net interest income to exclude the impact of FHLB special dividend; • Core earnings per share (EPS) is a non-GAAP measure that divides (i) adjusted net income (non-GAAP) attributable to WSFS by (ii) weighted average shares of common stock outstanding for the applicable period; • Core net revenue is a non-GAAP measure that adds (i) core net interest income and (ii) core fee revenue; • Core noninterest expense is a non-GAAP measure that adjusts noninterest expense as determined in accordance with GAAP to exclude corporate development and restructuring expenses, and contribution to WSFS CARES Foundation; • Core efficiency ratio is a non-GAAP measure that divides (i) core noninterest expense by (ii) the sum of core interest income and core fee revenue; • Core return on average assets (ROA) is a non-GAAP measure that divides (i) adjusted net income (non-GAAP) attributable to WSFS by (ii) average assets for the applicable period; • Tangible common equity is a non-GAAP measure and is defined as total average stockholders’ equity less goodwill, other intangible assets; • Tangible book value per share of common stock is a non-GAAP measure and is defined as Tangible common equity divided by shares of WSFS common stock outstanding; • Return on average tangible common equity (ROTCE) is a non-GAAP measure and is defined as net income allocable to common stockholders divided by tangible common equity; • Pre-provision net revenue (PPNR) is a non-GAAP measure that adjusts net income determined in accordance with GAAP to exclude the impacts of (i) income tax provision and (ii) provision for (recovery of) for credit losses; • Core PPNR is a non-GAAP measure that excludes the impact of securities gains, realized/unrealized gains on equity investments, net, corporate development and restructuring expenses, and Contribution to WSFS CARES Foundation; • PPNR percentage is a non-GAAP measure that divides (i) PPNR (annualized) by (ii) average assets for the applicable period; • Core PPNR percentage is a non-GAAP measure that divides (i) core PPNR (annualized) by (ii) average assets for the applicable period; and • Core return on average equity (ROE) is a non-GAAP measure that divides (i) adjusted net income (non-GAAP) attributable to WSFS by (ii) average stockholders’ equity for the applicable period

Appendix: Non-GAAP Financial Information

WSFS Financial Corporation

(dollars in thousands)	Three Months Ended June 30, 2022	March 31, 2022	June 30, 2021
Net interest income (GAAP)	$ **153,615**	$ 138,558	$ 106,749
Core net interest income (non-GAAP)	$ **153,615**	$ 138,558	$ 106,749
Noninterest income (GAAP)	$ **72,029**	$ 60,574	$ 49,018
(Plus)/less: Unrealized (loss) gains on equity investments, net	**5,991**	(3)	5,261
Core fee revenue (non-GAAP)	$ **66,038**	$ 60,577	$ 43,757
Core net revenue (non-GAAP)	$ **219,653**	$ 199,135	$ 150,506
Core net revenue (non-GAAP) (tax-equivalent)	$ **220,095**	$ 199,349	$ 150,755
Noninterest expense (GAAP)	$ **134,049**	$ 174,457	$ 96,032
Less: Loss on debt extinguishment	—	—	1,087
Less/(plus): Corporate development expense	**6,393**	34,038	2,543
Less/(plus): Restructuring expense	**3,934**	17,514	(144)
Less: WSFS Foundation Contribution	—	—	1,000
Core noninterest expense (non-GAAP)	$ **123,722**	$ 122,905	$ 91,546
Core efficiency ratio (non-GAAP)	**56.2%**	61.7%	60.7%
Core fee revenue as a percentage of total core net revenue (non-GAAP)(tax-equivalent)	**30.0%**	30.4%	29.0%

(dollars in thousands, except per share data)	Three Months Ended June 30, 2022	March 31, 2022	June 30, 2021
GAAP net income attributable to WSFS	$ **60,740**	$ 3,804	$ 95,667
Plus/(less): Pre-tax adjustments[1]	**4,336**	51,555	(775)
(Plus)/less: Tax impact of pre-tax adjustments	**334**	(12,344)	510
Adjusted net income (non-GAAP) attributable to WSFS	$ **65,410**	$ 43,015	$ 95,402
Net income (GAAP)	$ **60,902**	$ 3,967	$ 95,611
Plus: Income tax provision	**22,425**	1,737	31,687
Less: Provision for (recovery of) credit losses	**8,268**	18,971	(67,563)
PPNR (Non-GAAP)	$ **91,595**	$ 24,675	$ 59,735
Plus/(less): Pre-tax adjustments[1]	**4,336**	51,555	(775)
Core PPNR (Non-GAAP)	$ **95,931**	$ 76,230	$ 58,960
Average Assets	$ **20,737,889**	$ 21,019,892	$ 14,786,619
PPNR % (Non-GAAP)	**1.77%**	0.48%	1.62%
Core PPNR % (Non-GAAP)	**1.86%**	1.47%	1.60%
GAAP return on average assets (ROA)	**1.17%**	0.07%	2.60%
Plus/(less): Pre-tax adjustments[1]	**0.08**	0.99	(0.02)
(Plus)/less: Tax impact of pre-tax adjustments	**0.02**	(0.23)	0.01
Core ROA (non-GAAP)	**1.27%**	0.83%	2.59%
Plus: Impact of initial BMT ACL provision (tax-effected)	—	0.34	—
Core ROA excl. initial BMT ACL provision (non-GAAP)	**1.27%**	1.17%	2.59%
Earnings per share (GAAP)	$ **0.94**	$ 0.06	$ 2.01
Plus/(less): Pre-tax adjustments[1]	**0.07**	0.79	(0.02)
(Plus)/less: Tax impact of pre-tax adjustments	**0.01**	(0.19)	0.01
Core earnings per share (non-GAAP)	$ **1.02**	$ 0.66	$ 2.00
Plus: Impact of initial BMT ACL provision (tax-effected)	—	0.27	—
Core earnings per share excl. initial BMT ACL provision (non-GAAP)	$ **1.02**	$ 0.93	2.00

[1] Pre-tax adjustments include securities gains, unrealized losses on equity investments, corporate development and restructuring expense, and recovery of legal settlement.

15

Appendix: Non-GAAP Financial Information

WSFS Financial Corporation

(dollars in thousands)	Three Months Ended June 30, 2022	March 31, 2022	June 30, 2021
Calculation of return on average tangible common equity:			
GAAP net income attributable to WSFS	**$ 60,740**	$ 3,804	$ 95,667
Plus: Tax effected amortization of intangible assets	**2,940**	2,980	1,996
Net tangible income (non-GAAP)	**$ 63,680**	$ 6,784	$ 97,663
Average stockholders' equity of WSFS	**$ 2,404,262**	$ 2,722,263	$ 1,799,839
Less: average goodwill and intangible assets	**1,032,131**	982,800	553,665
Net average tangible common equity	**$ 1,372,131**	$ 1,739,463	$ 1,246,174
Return on average common equity (GAAP)	**10.13%**	0.57%	21.32%
Return on average tangible common equity (non-GAAP)	**18.61%**	1.58%	31.43%
Calculation of core return on average tangible common equity:			
Adjusted net income (non-GAAP) attributable to WSFS	**$ 65,410**	$ 43,015	$ 95,402
Plus: Tax effected amortization of intangible assets	**2,940**	2,980	1,996
Core net tangible income (non-GAAP)	**$ 68,350**	$ 45,995	$ 97,398
Net average tangible common equity	**$ 1,372,131**	$ 1,739,463	$ 1,246,174
Core return on average common equity (non-GAAP)	**10.91%**	6.41%	21.26%
Core return on average tangible common equity (non-GAAP)	**19.98%**	10.72%	31.35%

(dollars in thousands)	For the year ended December 31, 2010	2011	2012	2013
Net Income (GAAP)	$ 14,117	$ 22,677	$ 31,311	$ 46,882
Adj: Plus/(less) core (after-tax)[1]	420	(2,664)	(11,546)	(4,290)
Adjusted net income (non-GAAP)	$ 14,537	$ 20,013	$ 19,765	$ 42,592
Average Assets	$ 3,796,166	$ 4,070,896	$ 4,267,358	$ 4,365,389
GAAP ROA	0.37%	0.56%	0.73%	1.07%
Core ROA (non-GAAP)	0.38%	0.49%	0.46%	0.98%

(dollars in thousands)	For the year ended December 31, 2014	2015	2016	2017
Net Income (GAAP)	$ 53,757	$ 53,533	$ 64,080	$ 50,244
Adj: Plus/(less) core (after-tax)[1]	(4,632)	4,407	4,323	32,597
Adjusted net income (non-GAAP)	$ 49,125	$ 57,940	$ 68,403	$ 82,841
Average Assets	$ 4,598,121	$ 5,074,129	$ 6,042,824	$ 6,820,471
GAAP ROA	1.17%	1.05%	1.06%	0.74%
Core ROA (non-GAAP)	1.07%	1.14%	1.13%	1.21%

(dollars in thousands)	For the year ended December 31, 2018	2019	2020	2021
Net Income (GAAP)	$ 134,743	$ 148,809	$ 114,774	**$ 271,442**
Adj: Plus/(less) core (after-tax)[1]	(20,436)	36,295	(18,126)	**(2,893)**
Adjusted net income (non-GAAP)	$ 114,307	$ 185,104	$ 96,648	**$ 268,549**
Average Assets	$ 7,014,447	$ 11,477,856	$ 13,148,317	**$ 14,903,920**
GAAP ROA	1.92%	1.30%	0.87%	**1.82%**
Core ROA (non-GAAP)	1.63%	1.61%	0.74%	**1.80%**

[1] For details on our core adjustments for full-year 2010 through 2021 refer to each years' respective fourth quarter Earnings Release filed at Exhibit 99.1 on Form 8-K

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Appendix: Non-GAAP Financial Information

WSFS Financial Corporation

(dollars in thousands)	For the year ended December 31, 2017	2018	2019	2020	2021
Net interest income (as reported)	$ 221,271	$ 246,474	$ 444,948	$ 465,955	$ 433,649
Adj: Tax-equivalent income	2,991	1,360	1,215	1,151	1,000
Core net interest income[1] (non-GAAP)	$ 224,262	$ 247,834	$ 446,163	$ 467,106	$ 434,649
Average Interest-Earning Assets	$ 5,684,724	$ 6,052,145	$ 10,057,074	$ 11,804,926	$ 13,443,701
Net interest margin	3.95%	4.09%	4.44%	3.96%	3.23%
Core net interest margin (non-GAAP)	3.95%	4.09%	4.44%	3.96%	3.23%
Noninterest income (as reported)	$ 124,644	$ 162,541	$ 188,109	$ 201,025	$ 185,480
Adj: Securities gains	(1,984)	(21)	(333)	(9,076)	(331)
Adj: Realized (gain) loss on sale of equity investment, net	-	(3,757)	-	(22,052)	706
Adj: Unrealized gain on equity investment, net	-	(20,745)	(26,175)	(761)	(5,141)
Core fee revenue (non-GAAP)	$ 122,660	$ 138,018	$ 161,601	$ 169,136	$ 180,714
Core net revenue (non-GAAP)	$ 343,931	$ 384,492	$ 606,549	$ 635,091	$ 614,363
Core net revenue (tax-equivalent)(non-GAAP)	$ 346,922	$ 385,852	$ 607,764	$ 636,242	$ 615,363
Core fee revenue % (non-GAAP)	35.7%	35.9%	26.6%	26.6%	29.4%
Core fee revenue % (non-GAAP)(tax-equivalent)	35.4%	35.8%	26.6%	26.6%	29.4%

(dollars in thousands)	Three Months Ended June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
Core fee revenue (non-GAAP)	$ 66,038	$ 60,577	$ 46,027	$ 43,437	$ 43,757
Core net revenue (non-GAAP)	$ 220,095	$ 199,349	$ 154,499	$ 148,167	$ 150,755
Core fee revenue as a percentage of core net revenue excl. PPP (non-GAAP)	30.0%	30.4%	29.8%	29.3%	29.0%

[1] Completed on a fully tax-equivalent basis

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18 Stockholders or others seeking information regarding the Company may call or write: WSFS Financial Corporation Investor Relations WSFS Bank Center 500 Delaware Avenue Wilmington, DE 19801 302-504-9857 stockholderrelations@wsfsbank.com www.wsfsbank.com Rodger Levenson Chairman, President and CEO 302-571-7296 rlevenson@wsfsbank.com Dominic C. Canuso Chief Financial Officer 302-571-6833 dcanuso@wsfsbank.com